Exhibit 99.1

World Fuel Services Corporation to Acquire Universal Weather and Aviation’s UVair® Fuel Business

---Expands Business and General Aviation Global Fuel Portfolio---

MIAMI--(BUSINESS WIRE)--August 22, 2019--World Fuel Services Corporation (NYSE: INT) today announced that a wholly-owned subsidiary of the company has signed a definitive agreement with Universal Weather and Aviation, Inc. (“Universal”) to acquire Universal’s UVair® fuel business. The total purchase price of approximately $170 million, a portion of which is payable over three years, will be funded through cash-on-hand and liquidity available through the company’s existing unsecured credit facility.

UVair, headquartered in Houston, Texas, serves business and general aviation customers at more than 5,000 locations worldwide. While Universal will maintain its international trip planning services business, the agreement to purchase the UVair® fuel business also includes an agreement for Universal to work exclusively with World Fuel to provide fuel supply to their customers.

“We are excited to announce this strategic acquisition, which will further enhance our global business and general aviation fuel platform,” stated Michael J. Kasbar, chairman and chief executive officer of World Fuel Services Corporation. “We look forward to welcoming UVair’s fuel customers and providing them and Universal’s international trip planning customers with access to our best-in-class global fuel supply network.”

“This acquisition demonstrates our commitment to leveraging our strong balance sheet and solid liquidity profile to drive incremental growth through strategic and synergistic acquisitions in our core businesses,” said Ira M. Birns, executive vice president and chief financial officer.

In the first twelve months, the transaction is expected to be $0.14 to $0.17 accretive to earnings per share on a GAAP basis and non-GAAP accretion, which excludes the impact of one-time acquisition-related expenses, is expected to be $0.16 to $0.19 per share.

The transaction is subject to customary closing conditions and is expected to be completed by the end of the year.

Non-GAAP Financial Measures

This press release contains the non-GAAP financial measure, non-GAAP accretion (the “Non-GAAP Measure”). The Non-GAAP Measure excludes one-time acquisition-related expenses primarily because we do not believe they are reflective of the Company’s core operating results. We believe that the Non-GAAP Measure, when considered in conjunction with our financial information prepared in accordance with GAAP, is useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the Non-GAAP Measure may not be comparable to the presentation of such metric by other companies. Investors are encouraged to review the reconciliation of this Non-GAAP Measure to their most directly comparable GAAP financial measures in this press release and on our website.

Information Relating to Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our beliefs and expectations with respect to the impact of the acquisition on our global business and general aviation fuel platform, our ability to drive incremental growth through strategic and synergistic acquisitions, our expectations about GAAP accretion and non-GAAP accretion, as well as the timing for closing and funding of the purchase price.

These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to obtain required consents and regulatory approvals as well as satisfy closing conditions, our ability to effectively integrate and derive the expected benefits from the acquisition, our ability to capitalize on new market opportunities, potential liabilities, limited indemnities and the extent of any insurance coverage, our ability to achieve the expected level of benefit from our restructuring activities and cost reduction initiatives, unanticipated tax liabilities or adverse results of tax audits, assessments, or disputes, the loss of, or reduced sales, to a significant government customer such as the North Atlantic Treaty Organization, our ability to successfully implement our growth strategy, risks related to the complexity of U.S. Tax Reform and our ability to accurately predict its impact on our returns and future earnings, our ability to effectively leverage technology and operating systems and realize the anticipated benefits, our ability to capitalize on new market opportunities and changes in supply and other market dynamics in the regions where we operate, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, particularly as a result of seasonality, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, supply disruptions, border closures and other logistical difficulties that can arise when sourcing and delivering fuel in areas that are actively engaged in war or other military conflicts, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, uninsured losses, the impact of natural disasters, adverse results in legal disputes, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in our SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing energy procurement advisory services, supply fulfillment and transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

For more information, call 305-428-8000 or visit www.wfscorp.com.

Contacts

Ira M. Birns, Executive Vice President &
Chief Financial Officer

Glenn Klevitz
Vice President, Treasurer & Investor Relations
305-428-8000